                                                                     EXHIBIT 8.2


                                  [LETTERHEAD]


                                 August 12, 1996


Longhorn Steaks, Inc.
8215 Roswell Road, Building 200
Atlanta, Georgia 30350

Bentley's Restaurant, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.
c/o Bugaboo Creek Steak House, Inc.
1275 Wampanoag Trail
East Providence, Rhode Island 02915

          Re: Proposed Agreements and Plans of Merger involving Bentley's Restaurant, Inc., Hemenway Sea Foods, Inc., Old Grist Mill Tavern, Inc., Longhorn Steaks, Inc., and Whip Pooling Corporation

Ladies and Gentlemen:

     We have served as counsel to Longhorn Steaks, Inc. ("LSI") in connection with the proposed reorganization of LSI, Bentley's Restaurant, Inc. ("BRI"), Hemenway Sea Foods, Inc. ("HSF"), and Old Grist Mill Tavern, Inc. ("OGM") pursuant to the Agreements and Plans of Merger dated as of June 14, 1996, and as amended July 29, 1996, by and among (i) BRI, Edward P. Grace, III ("Grace"), Whip Pooling Corporation ("WPC"), and LSI (the "BRI Agreement"), (ii) HSF, Grace and Samuel J. Orr, Jr. ("Orr"), WPC and LSI (the "HSF Agreement"), and (iii) OGM, Grace, Orr, WPC and LSI (the "OGM Agreement") (together, the "Agreements") which provide for the mergers of BRI, HSF, and OGM with and into WPC, a wholly-owned subsidiary of LSI (together, the "Pooling Mergers").

     In our capacity as counsel to LSI, our opinion has been requested with respect to certain of the federal income tax consequences of the Pooling Mergers. The Pooling Mergers are part of a larger plan of reorganization that includes a related merger (the "BCS Merger") as to which as to which we have issued a separate opinion with respect to certain federal income tax consequences of the BCS Merger.

     In rendering this opinion, we have examined (i) the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations, (ii) the legislative history of applicable sections of the Code, and (iii) appropriate Internal Revenue Service and court decisional authority. In addition, we have relied upon certain assumptions as more fully described below. All terms used herein without definition shall have the meanings specified in the relevant Agreement, and unless otherwise specified, all section references herein are to the Code.

                            INFORMATION RELIED UPON

     In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including:

          (1) The Agreements;

          (2) The Registration Statement on Form S-4 filed by LSI with the Securities and Exchange Commission under the Securities Act of 1933, on July 12, 1996, as amended, and the Joint Proxy Statement/Prospectus for the Special Meetings of Shareholders of LSI and Stockholders of BCS; and

          (3) Such additional documents as we have considered relevant.

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996

     In our examination of the documents, we have assumed with your consent that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

     We have also obtained such additional information and representations as we have deemed relevant and necessary through consultation with various officers and representatives of BRI, HSF, OGM and LSI and through certificates provided by the management of BRI, HSF, and OGM and the management of LSI.

     You have advised us that the proposed transaction will enable the combined organization to realize certain economies of scale and provide the combined organization with expanded geographic markets. To achieve these goals, the following will occur pursuant to the Agreements:

          A. As to the merger of BRI with and into WPC (the "BRI Merger"):

             (1) Subject to the terms and conditions of the BRI Agreement, at the Effective Time, BRI shall be merged with and into WPC in accordance with the provisions of Section 7-1.1-70 of the GLRI and with the effect provided in Section 7-1.1-69 of the GLRI and Section 1107 of the GBCC and with the effect provided in Sections 1106 and 1107 of the GBCC. WPC shall be the Surviving Corporation resulting from the BRI Merger and shall continue to be governed by the Laws of the State of Georgia. The BRI Merger shall be consummated pursuant to the terms of the BRI Agreement, which has been approved and adopted by the respective Boards of Directors of BRI, WPC and LSI and by LSI, as the sole shareholder of WPC and by Shareholder as the sole shareholder of BRI.

             (2) Subject to the provisions of Article 3 of the BRI Agreement, at the Effective Time, by virtue of the BRI Merger and without any action on the part of LSI, BRI, WPC or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                (a) Each share of LSI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                (b) Each share of BRI Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "BRI Exchange Ratio") obtained by dividing $40 (the BRI purchase price) by 1,000 shares of BRI Common Stock outstanding as of the date hereof (the "BRI Per Share Purchase Price") by $16.00.

             (3) In the event LSI changes the number of shares of LSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996

             (4) Notwithstanding any other provision of the BRI Agreement, each holder of shares of BRI Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of LSI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of LSI Common Stock multiplied by the market value of one share of LSI Common Stock at the Effective Time. The market value of one share of LSI Common Stock at the Effective Time shall be the last sale price of LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

          B. As to the merger of HSF with and into WPC (the "HSF Merger"):

             (1) Subject to the terms and conditions of the HSF Agreement, at the Effective Time, HSF shall be merged with and into WPC in accordance with the provisions of Section 7-1.1-70 of the GLRI and with the effect provided in Sections 7-1.1-69 of the GLRI and Section 1107 of the GBCC and with the effect provided in Sections 1106 and 1107 of the GBCC. WPC shall be the Surviving Corporation resulting from the HSF Merger and shall continue to be governed by the Laws of the State of Georgia. The HSF Merger shall be consummated pursuant to the terms of the HSF Agreement, which has been approved and adopted by the respective Boards of Directors of HSF, WPC and LSI and by LSI, as the sole shareholder of WPC and by the Shareholders of HSF.

             (2) Subject to the provisions of Article 3 of the HSF Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of LSI, HSF, WPC or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                (a) Each share of LSI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                (b) Each share of HSF Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "HSF Exchange Ratio") obtained by dividing $1,893,288 (the HSF purchase price) by 1000 (the number of shares of HSF Common Stock outstanding as of the date of the HSF Agreement) (the "HSF Per Share Purchase Price") by $16.00.

             (3) In the event LSI changes the number of shares of LSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996

             (4) Notwithstanding any other provision of the HSF Agreement, each holder of shares of HSF Common Stock exchanged pursuant to the HSF Merger who would otherwise have been entitled to receive a fraction of a share of LSI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of LSI Common Stock multiplied by the market value of one share of LSI Common Stock at the Effective Time. The market value of one share of LSI Common Stock at the Effective Time shall be the last sale price of LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

          C. As to the merger of OGM with and into WPC (the "OGM Merger"):

             (1) Subject to the terms and conditions of the OGM Agreement, at the Effective Time, OGM shall be merged with and into WPC in accordance with the provisions of Chapter 156B, Section 79 of the MBCL and with the effect provided in the provisions of Chapter 156B, Section 80 of the MBCL and Section 1107 of the GBCC and with the effect provided in Sections 1106 and 1107 of the GBCC. WPC shall be the Surviving Corporation resulting from the OGM Merger and shall continue to be governed by the Laws of the State of Georgia. The OGM Merger shall be consummated pursuant to the terms of the OGM Agreement, which has been approved and adopted by the respective Boards of Directors of OGM, WPC and LSI and by LSI, as the sole shareholder of WPC and by the Shareholders of OGM.

             (2) Subject to the provisions of Article 3 of the OGM Agreement, at the Effective Time, by virtue of the OGM Merger and without any action on the part of LSI, OGM, WPC or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                (a) Each share of LSI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                (b) Each share of OGM Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "OGM Exchange Ratio") obtained by dividing $1,506,672 (the OGM purchase price) by 100 (the number of shares of OGM Common Stock outstanding as of the date of this Agreement) (the "OGM Per Share Purchase Price") by $16.00.

             (3) In the event LSI changes the number of shares of LSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996

             (4) Notwithstanding any other provision of the OGM Agreement, each holder of shares of OGM Common Stock exchanged pursuant to the OGM Merger who would otherwise have been entitled to receive a fraction of a share of LSI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of LSI Common Stock multiplied by the market value of one share of LSI Common Stock at the Effective Time. The market value of one share of LSI Common Stock at the Effective Time shall be the last sale price of LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     With your consent, we have also assumed that the following statements are true on the date hereof and will be true on the date on which the Pooling Mergers are consummated:

          (a) The fair market value of the LSI Common Stock received by each shareholder of BRI, HSF, and OGM, in each instance, will be approximately equal to the fair market value of the BRI Common Stock, HSF Common Stock, and OGM Common Stock surrendered in exchange therefor.

          (b) There is no plan or intention by any of the shareholders of BRI, HSF, and OGM who own one percent (1%) or more of the outstanding BRI, HSF, or OGM Common Stock, and to the best of the knowledge of the management of BRI, HSF, and OGM, the remaining BRI, HSF, and OGM shareholders have no plan or intention, to sell, exchange, or otherwise dispose of a number of shares of LSI Common Stock that they will receive in the Pooling Mergers that will reduce on the part of the shareholder of BRI, HSF, and OGM such shareholders' ownership of LSI Common Stock to a number of shares having an aggregate value as of the date of the Pooling Mergers of less than fifty percent (50%) of the aggregate value of the BRI Common Stock, HSF Common Stock, or OGM Common Stock, as the case may be, outstanding immediately prior to the Pooling Mergers. For purposes of this representation, shares of BRI Common Stock, HSF Common Stock, and OGM Common Stock that are disposed of or exchanged for cash in lieu of fractional shares of LSI Common Stock will be treated as outstanding BRI Common Stock, HSF Common Stock, and OGM Common Stock immediately prior to the Merger. Moreover, shares of BRI Common Stock, HSF Common Stock, and OGM Common Stock and shares of LSI Common Stock held by BRI, HSF, and OGM shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transactions will be considered outstanding immediately prior to the Pooling Mergers in making this representation.

          (c) In the Pooling Mergers, WPC will acquire assets representing at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by each of BRI, HSF, and OGM, respectively, immediately prior to the Pooling Mergers. For this purpose, all redemptions and distributions (except for regular, normal dividends) made by BRI, HSF, or OGM immediately preceding the Pooling Mergers and all amounts paid out of the assets of BRI, HSF, or OGM as reorganization expenses will be considered as assets held by BRI, HSF, and OGM, respectively, immediately prior to the Pooling Mergers. In addition, assets disposed of in

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996
     contemplation of the Pooling Mergers will be considered as assets held by each of BRI, HSF, or OGM, as the case may be, immediately prior to the Merger.

          (d) LSI has no plan or intention to liquidate WPC, or to sell or otherwise dispose of its stock in WPC or cause WPC to sell or otherwise dispose of any of the assets acquired by WPC from each of BRI, HSF, or OGM, respectively, except for dispositions made in the ordinary course of business or transfers to a corporation controlled by WPC. For purposes of this Tax Opinion, a corporation is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock.

          (e) From and after the consummation of the Pooling Mergers, WPC will continue the historic business of each of BRI, HSF, and OGM or use a significant portion of the business assets of BRI, HSF, and OGM in a business.

          (f) The liabilities of BRI, HSF, and OGM to be assumed by WPC in the Pooling Mergers (and the liabilities to which the assets to be transferred are subject) were incurred or will be incurred by BRI, HSF, and OGM, respectively, in the ordinary course of their businesses.

          (g) There is not now nor will there be at the time of the Pooling Mergers any intercorporate indebtedness existing between (i) BRI and LSI,
     (ii) BRI and WPC, (iii) HSF and LSI, (iv) HSF and WPC, (v) OGM and LSI, or
     (vi) OGM and WPC that was issued, acquired, or will be settled at a discount.

          (h) BRI, HSF, OGM and LSI will each bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          (i) None of LSI, WPC, BRI, HSF and OGM is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv).

          (j) None of the parties are under the jurisdiction of a court in a case under Title 11 of the United States Code, a receivership, foreclosure, or similar proceeding in a federal or state court.

          (k) Prior to the Pooling Mergers, LSI will be in control of WPC.

          (l) Following the Pooling Mergers, WPC will not issue additional shares of its stock that would result in LSI losing control of WPC.

          (m) The fair market value and adjusted basis of the assets to be transferred from BRI, HSF and OGM to WPC as a result of the Pooling Mergers will equal or exceed the sum of the liabilities of BRI, HSF and OGM, respectively, to be assumed by WPC plus the amount of liabilities to which the assets to be transferred are subject.

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996

          (n) The payment of cash to BRI, HSF, or OGM shareholders in lieu of fractional shares of LSI Common Stock will not be a separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares. The total cash consideration that will be paid to HSF or OGM shareholders in lieu of fractional shares of LSI Common Stock will represent less than one percent (1%) of the total consideration issued in the HSF Merger or OGM Merger, respectively.

          (o) LSI has no plan or intention to redeem or otherwise reacquire any LSI Common Stock that will be issued in the Pooling Mergers.

          (p) None of the compensation received by any shareholder-employee of BRI, HSF, or OGM represents separate consideration for, or is allocable to, any of his BRI, HSF, or OGM Common Stock. None of the LSI Common Stock that will be received by BRI, HSF, or OGM shareholder-employees in the Pooling Mergers represents separately bargained for consideration which is allocable to any employment agreement or arrangement. Any compensation to be paid to a BRI, HSF, or OGM shareholder-employee who continues as an employee of LSI or WPC subsequent to the Pooling Mergers will be for services rendered and will be commensurate with amounts paid to third parties bargaining at arms length for similar services.

          (q) None of BRI, HSF, and OGM has any plan or intention to make, and has not made, any distributions other than regular, normal dividends to shareholders prior to the Pooling Mergers.

          (r) WPC will not issue any of its stock in the Pooling Mergers.

          (s) None of BRI, HSF, and OGM has reacquired or redeemed any of its stock within the last three (3) years.

          (t) LSI does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any BRI Common Stock, HSF Common Stock, or OGM Common Stock.

          (u) At all times during the five-year period ending on the effective date of the Pooling Mergers, the fair market value of all of the United States real property interests of BRI, HSF and OGM, in each instance, was and will have been less than fifty percent (50%) of the total fair market value of (a) its United States real property interests, (b) its interests in real property located outside the United States, and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (x) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interest, (y) each of BRI, HSF, and OGM is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which BRI, HSF, or OGM, as the case may be, is a partner or beneficiary, and (z) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this paragraph,

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996

     "controlled corporation" means any corporation at least fifty percent (50%) of the fair market value of the stock of which is owned by BRI, HSF, or OGM, in the case of a first-tier subsidiary of BRI, HSF, or OGM, respectively, or by a controlled corporation, in the case of a lower-tier subsidiary.

          (v) The Agreements represent the entire understanding of BRI, HSF, OGM, LSI, and WPC with respect to the Merger.

                                    OPINIONS

     Based on the foregoing assumptions, we are of the opinion that:

          (1) Provided the Pooling Mergers are consummated pursuant to the terms of the Agreements, each Pooling Merger will qualify as a reorganization within the meaning of Sections 368(a) of the Code. Each of BRI, HSF, OGM, WPC, and LSI will be "a party to a reorganization" within the meaning of
     Section 368(b) of the Code.

          (2) None of BRI, HSF, or OGM will recognize any gain or loss upon the transfer of their assets to WPC in exchange solely for LSI Common Stock and the assumption by WPC of the liabilities of BRI, HSF and OGM.

          (3) No gain or loss will be recognized by LSI or WPC upon receipt by WPC of the assets of BRI, HSF and OGM in exchange solely for LSI Common Stock and the assumption by WPC of the liabilities of BRI, HSF and OGM.

          (4) The basis of the assets of BRI, HSF and OGM in the hands of WPC will, in each case, be the same as the basis of those assets in the respective hands of BRI, HSF and OGM immediately prior to the Pooling Mergers.

          (5) The holding period of the assets of BRI, HSF and OGM in the hands of WPC will, in each case, include the period during which such assets were held by BRI, HSF and OGM, respectively.

          (6) No gain or loss will be recognized by the shareholders of BRI, HSF or OGM upon the exchange of shares of BRI Common Stock, HSF Common Stock or OGM Common Stock, respectively, solely for shares of LSI Common Stock.

          (7) The basis of the shares of LSI Common Stock to be received by the shareholders of BRI, HSF or OGM will, in each instance, be the same as the basis of the BRI Common Stock, HSF Common Stock or OGM Common Stock, as the case may be, surrendered in exchange therefor.

          (8) The holding period of the LSI Common Stock to be received by the shareholders of BRI, HSF and OGM will, in each instance, include the period during which the shares of BCS Common Stock, HSF Common Stock, or OGM Common Stock, as the case may be, surrendered in exchange therefor had been held, provided such shares were held as a capital asset on the date of the exchange.

          (9) The payment of cash to the shareholders of HSF or OGM in lieu of fractional shares of LSI Common Stock will be treated as if the fractional shares were issued as part of the exchange and then

Longhorn Steaks, Inc.
Bentley's Restaurants, Inc.
Hemenway Sea Foods, Inc.
Old Grist Mill Tavern, Inc.

August 12, 1996
     redeemed by LSI. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of LSI Common Stock redeemed as provided in Section 302(a) of the Code. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder.

     The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements set out herein, which we have assumed are true on the date hereof and will be true on the date on which the Pooling Mergers are consummated. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Pooling Mergers stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements set out herein are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Pooling Mergers, including, for example, the treatment of the payment of cash in lieu of a fractional share to the shareholders of BRI, any issues related to intercompany transactions and adjustments determined to be necessary by reason of a change in accounting method.

     This opinion is being provided solely for the benefit of LSI, WPC, BRI, HSF and OGM and the shareholders of BRI, HSF and OGM. No other person or party shall be entitled to rely on this opinion.

     We hereby consent to the use of this opinion and to the references made to the firm under the captions "Summary -- Certain Federal Income Tax Consequences of the Merger" and "The Merger -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of LSI.

                                          Very truly yours,

                                          ALSTON & BIRD


                                          By: /s/ Pinney L. Allen

                                            ------------------------------------
                                            Pinney L. Allen